000

-0-

Grand River Commerce, Inc.

Voting Common Stock

Authorized Shares 10,000,000          $0.01 Par Value

        of the fully paid and nonassessable Common Stock of  Grand River Commerce, Inc.

Organized Under the Laws of the State of Michigan

*Specimen*

__________________________________

David Blossey, President

**Zero**

__________________________________

Elizabeth C. Bracken, Cashier

[SEAL]

EXHIBIT 4.1

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN   —   as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—  Custodian       Minor                 Under the Uniform Gift to
Minors Act of                     (State)

Additional abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto [PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)

shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,                               In presence of